UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2005

Talk America Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	000-26728 (Commission File Number)	23-2827736 (I.R.S. Employer Identification No.)

6805 Route 202, New Hope, Pennsylvania (Address of principal executive offices)	18938 (Zip Code)

(215) 862-1500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

    On June 9, 2005, Talk America Holdings, Inc. (the "Company") set the time and date for its 2005 Annual Meeting of Stockholders (the "Annual Meeting") as 3:00 p.m., Eastern Time, on July 25, 2005. The record date for determination of stockholders entitled to notice of and to vote at the meeting was set at June 28, 2005.

            Because this meeting date is more than 30 days after the date of last year's meeting, we are informing the Company's stockholders, pursuant to Rule 14a-5(f) under the Securities Exchange Act of 1934, of the following deadlines:

1. Stockholder proposals intended to be presented at the Annual Meeting and considered for inclusion in the proxy statement for the 2005 Annual Meeting must be received by us at our principal offices, 6805 Route 202, New Hope, Pennsylvania 18938, attention: Secretary, by June 24, 2005.

2. If a stockholder proposal for our 2005 Annual Meeting is submitted to us after June 24, 2005, it will not be considered filed with us on a timely basis under Rule 14A-4(c)(1) under the Securities Exchange Act of 1934 and the persons named as the proxies designated by our Board of Directors for our 2005 Annual Meeting may use their discretion in voting on the proposal if presented at the 2005 Annual Meeting.

The Company expects to mail its proxy materials to its stockholders on or about July 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2005	TALK AMERICA HOLDINGS, INC. By: /s/ Aloysius T. Lawn, IV Name: Aloysius T. Lawn, IV Title: Executive Vice President - General Counsel and Secretary